UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2026

AMAZE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Paularino Ave., Suite D-200, Costa Mesa, CA 92626

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (855) 766-9463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 9, 2026, the board of directors (the “Board”) of Amaze Holdings Inc. (the “Company”) adopted an amendment (the “Amendment”) to Article II, Section 2.08 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to reduce the quorum requirement for meetings of stockholders. Pursuant to the Amendment, the holders of thirty-three and one-third percent (33.3%) of the shares of stock of the Company entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meetings of stockholders. Prior to the Amendment, the Bylaws provided that a quorum at a meeting of stockholders consisted of the holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Bylaws of Amaze Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amaze Holdings, Inc.

Date: June 9, 2026	By:	/s/ Aaron Day
Aaron Day, Chief Executive Officer